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UNITED STATES	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 2.64
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2005

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.              Other Events.

On March 28, 2005, Aftermarket Technology Corp. (the "Company") issued a press release (a copy of which is being furnished to the SEC as Exhibit 99 to this Current Report on Form 8-K) announcing that some of its current shareholders, including the Aurora Capital Group, have sold a total of 7,185,782 shares of the Company’s common stock to an underwriters group led by Citigroup, Robert W. Baird & Co., UBS Investment Bank and Lazard.  Included in the shares sold were 935,782 shares sold to the underwriters to cover over-allotments.

As a result of the sale, Aurora Capital Group no longer owns shares of the Company's common stock, and, as previously disclosed, Aurora Capital's Gerald L. Parsky and Mark C. Hardy, current directors of the Company, have indicated that they do not intend to stand for election at the Company's next annual election of directors.

Item 9.01.              Financial Statements and Exhibits.

Exhibit 99               Press release dated March 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2005	AFTERMARKET TECHNOLOGY CORP.

/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President